Exhibit 99.3

June 30, 2011

Dear Colleagues,

This morning, we announced the signing of a definitive agreement for the acquisition of Apache Design Solutions, Inc. by ANSYS, Inc. Our press release announcing this transaction and other materials describing the transaction are posted on our website in the “Investor Relations” section and we encourage you to read them.

Allow us to share a few key areas of today’s exciting announcement:

Reason:	There are many reasons this agreement makes sense for both companies:

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Apache’s unique technology will enable ANSYS to further extend its industry leading electromagnetic and thermal extraction capabilities for electronic packages and boards by adding the leading IC solution for low power design.

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Apache’s and ANSYS’ software technologies are expected to give the combined company the most complete electronics simulation solutions for chip, package and board system design, thereby increasing operational efficiency and lowering design and engineering costs for customers.

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This acquisition will complement and broaden the existing ANSYS portfolio of simulation solutions, enabling the combined company to deliver integration, functionality and interoperability required by customers across the electronics industry.

We are excited about this new opportunity presented by the combination of two world class providers of innovative simulation technologies. Each brings a unique perspective on the development of critical product development technologies, and combined should provide our customers considerable flexibility and choice in how they deploy key simulation resources.

Timing of Events and Next Steps: Even though we made the announcement today, it could be some time before the transaction can be closed. In the interim, leaders and employees from both companies will begin collaborating over the coming weeks to determine the best approach for continued, but accelerated, success after the transaction closes.

Prior to closing, we will be working on certain aspects of how to best combine the capabilities of our respective businesses as we seek the necessary government approvals. Other than this limited work on future planning, it is critical that from now until the acquisition is completed, ANSYS and Apache continue to operate independently and conduct their businesses as usual. We will provide updates on a regular basis as we reach key milestones in the approval process and beyond.

We should all be proud of our execution over the past several years; it has truly enabled us to open up great possibilities for our customers, our stockholders, our partners and you, our employees.

Thank you again,

/s/ James E. Cashman III
James E. Cashman III President and Chief Executive Officer ANSYS, Inc.

Forward Looking Information

Certain statements contained in this communication regarding matters that are not historical facts, including statements regarding the parties’ ability to consummate the proposed transaction and timing thereof, statements regarding ANSYS’ ability to extend its industry leading electromagnetic and thermal extraction capabilities, statements regarding expectations that the proposed acquisition will provide ANSYS with the most complete electronics simulation solutions for chip, package and board system design and will increase operational efficiency, while lowering design and engineering costs for customers, statements regarding the combined company’s ability to deliver integration, functionality and interoperability required by customers across the electronics industry, and the impact of the transaction on employees and our operational plans, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in these remarks are subject to risks and uncertainties. These include the risk that the acquisition of Apache may not be consummated, the risk that the businesses of ANSYS and Apache may not be combined successfully or such combination may take longer or cost more to accomplish than expected, and the risk that operating costs, customer loss and business disruption following the acquisition of Apache may be greater than expected. Additional risks include the risk of a general economic downturn in one or more of the combined company’s primary geographic regions, uncertainties regarding the demand for the combined company’s products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that the combined company’s operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the combined company’s products may not produce anticipated sales, disruption from the transaction making it more difficult to maintain relationships with customers and employees, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the U.S. Securities and Exchange Commission, including the Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents ANSYS has filed. ANSYS and Apache undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.

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